Exhibit 99.1

Dear Fellow Share Owners,

McEwen Mining took a group of analysts and journalists to El Gallo, our newly built mine in Mexico last week! On Day 1, we hosted the mine opening celebration, with the State’s Governor, Municipal Mayor and 600 members of the local community. During Day 2, the group received a detailed tour of the mine by Rob McEwen and members of senior management.

We wanted to share with you the El Gallo Complex presentation and the mine safety video that were shown. In addition, you will find photos from the tour.

You can view the photos from the El Gallo Analyst tour here or on Facebook.

You can view the safety video shown at the El Gallo Analyst tour here.

You can view the presentation shown at the El Gallo Analyst tour here.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Facebook: www.facebook.com/McEwenRob Twitter: www.twitter.com/McEwenMining	Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com